EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559 - 8154
Investor Relations Contact: Elyse Lorenzato (412) 352 -1423

MSA Safety Announces Second Quarter Results
Revenue returns to growth and incoming order book gains strong momentum

PITTSBURGH, July 28, 2021 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the second quarter of 2021.

Quarterly Highlights

•Revenue was $341 million, increasing 9 percent from a year ago on a reported basis and 5 percent on a constant currency basis.

•GAAP operating income was $35 million or 10.3 percent of sales, compared to $48 million or 15.4 percent of sales in the same period a year ago. Adjusted operating income was $59 million or 17.2 percent of sales, compared to $59 million or 18.7 percent of sales in the same period a year ago.

•GAAP earnings were $25 million or $0.64 per diluted share, compared to $36 million or $0.92 per diluted share in the same period a year ago. Adjusted earnings were $42 million or $1.06 per diluted share, compared to $44 million or $1.11 per diluted share in the same period a year ago. GAAP and adjusted operating income and earnings reflect $4 million of incremental stock compensation expense driven by the acquisition of Bacharach, Inc. and its expected revenue and profitability contributions in the coming years.

•On July 1, 2021, MSA completed the acquisition of Bacharach, Inc. in a transaction valued at $337 million. Based in New Kensington, Pa., Bacharach is a leader in gas detection technologies used in the heating, ventilation, air conditioning and refrigeration (HVAC-R) markets, with annual revenue of approximately $70 million. The transaction was financed through a combination of fixed and variable incremental borrowings with an after-tax cost of less than 2 percent.

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Comments from Management

“MSA delivered strong quarterly revenue growth and reached exciting milestones on key strategic programs, including completing the acquisition of Bacharach,” said Nish Vartanian, MSA Chairman, President and CEO. Mr. Vartanian added that MSA's second quarter incoming order activity exceeded both 2020 and 2019 comparable periods. "The uptick in incoming orders against the backdrop of ongoing supply chain constraints drove a significant increase in backlog."

MSA completed the acquisition of Bacharach on July 1, 2021. "Many industries today are placing significant focus on monitoring and managing the usage of refrigerants for safety, environmental and efficiency purposes. That's one of many reasons we're thrilled to have Bacharach under the MSA umbrella,” Mr. Vartanian said. “The acquisition also provides us with access to attractive end markets, and it's a natural fit with our product and manufacturing expertise."

“Throughout the pandemic and recession, we’ve been laser focused on improving our business model, building further resilience in our portfolio, and investing in new product development to fuel our growth engine for years to come,” Mr. Vartanian commented. MSA has deployed approximately $400 million of capital in 2021 for the acquisitions of Bacharach and U.K. firefighter turnout gear manufacturer Bristol Uniforms. “We’ve added more elements of defensiveness to the portfolio through these acquisitions in strategic end markets. At the same time, we continue to invest heavily in our R&D programs to bring the most advanced safety technologies to our customers.”

"The recent acquisitions, ongoing new product development investments, and the uptick in our order book position us well for the second half of 2021. I remain very confident in our ability to strengthen our market positions as business conditions continue to improve,” Mr. Vartanian concluded.
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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net sales	$341,289	$314,438	$649,717	$655,583
Cost of products sold	188,374	172,841	362,063	356,627
Gross profit	152,915	141,597	287,654	298,956

Selling, general and administrative	83,426	69,034	158,889	149,271
Research and development	13,970	13,760	27,204	27,872
Restructuring charges	7,078	8,865	8,385	10,872
Currency exchange losses (gains), net	1,640	793	(459)	1,063
Product liability expense	11,751	851	14,547	2,802
Operating income	35,050	48,294	79,088	107,076

Interest expense	2,172	2,459	4,082	5,602
Other income, net	(2,293)	(2,000)	(6,506)	(3,258)
Total other (income) expense, net	(121)	459	(2,424)	2,344

Income before income taxes	35,171	47,835	81,512	104,732
Provision for income taxes	9,784	11,429	19,525	24,523
Net income	25,387	36,406	61,987	80,209
Net income attributable to noncontrolling interests	(262)	(340)	(448)	(468)
Net income attributable to MSA Safety Incorporated	$25,125	$36,066	$61,539	$79,741

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.64	$0.93	$1.57	$2.05
Diluted	$0.64	$0.92	$1.56	$2.03

Basic shares outstanding	39,167	38,830	39,131	38,826
Diluted shares outstanding	39,420	39,195	39,421	39,273

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$174,078	$160,672
Trade receivables, net	226,575	252,283
Inventories	232,658	197,819
Notes receivable, insurance companies	3,855	3,796
Other current assets	132,816	139,708
Total current assets	769,982	754,278

Property, net	201,163	189,620
Prepaid pension cost	105,078	97,545
Operating lease assets, net	67,383	53,451
Goodwill	447,267	443,272
Notes receivable, insurance companies, noncurrent	49,133	48,540
Insurance receivable, noncurrent	91,185	85,077
Other noncurrent assets	232,042	200,701
Total assets	$1,963,233	$1,872,484

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,000	$20,000
Accounts payable	89,086	86,854
Other current liabilities	208,755	203,691
Total current liabilities	317,841	310,545

Long-term debt, net	314,587	287,157
Pensions and other employee benefits	201,311	208,068
Noncurrent operating lease liabilities	58,877	44,639
Deferred tax liabilities	13,017	10,916
Product liability and other noncurrent liabilities	208,832	201,268
Total shareholders' equity	848,768	809,891
Total liabilities and shareholders' equity	$1,963,233	$1,872,484

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income	$25,387	$36,406	$61,987	$80,209
Depreciation and amortization	11,584	9,786	22,088	19,428
Change in working capital and other operating	1,327	23,232	(161)	(16,606)
Cash flow from operating activities	38,298	69,424	83,914	83,031

Capital expenditures	(10,706)	(13,272)	(20,288)	(19,834)
Acquisition, net of cash acquired	—	—	(62,992)	—
Change in short-term investments	5,015	10,210	25,045	(9,402)
Property disposals	25	(9)	60	83
Cash flow used in investing activities	(5,666)	(3,071)	(58,175)	(29,153)

Change in debt	(25,013)	(37,000)	27,004	(9,000)
Cash dividends paid	(17,247)	(16,721)	(34,067)	(33,052)
Other financing	(834)	873	(4,392)	(24,124)
Cash flow used in financing activities	(43,094)	(52,848)	(11,455)	(66,176)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(187)	102	(907)	(3,654)

(Decrease) increase in cash, cash equivalents and restricted cash	$(10,649)	$13,607	$13,377	$(15,952)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended June 30, 2021
Sales to external customers	$217,707	$123,582	$—	$341,289
Operating income				35,050
Operating margin %				10.3%
Restructuring charges				7,078
Currency exchange losses, net				1,640
Product liability expense				11,751
Acquisition related costs				3,168
Adjusted operating income (loss)	49,238	20,440	(10,991)	58,687
Adjusted operating margin %	22.6%	16.5%		17.2%
Depreciation and amortization				11,584
Adjusted EBITDA	57,137	24,020	(10,886)	70,271
Adjusted EBITDA %	26.2%	19.4%		20.6%

Three Months Ended June 30, 2020
Sales to external customers	$204,231	$110,207	$—	$314,438
Operating income				48,294
Operating margin %				15.4%
Restructuring charges				8,865
Currency exchange losses, net				793
Product liability expense				851
Acquisition related costs				64
Adjusted operating income (loss)	49,003	17,402	(7,538)	58,867
Adjusted operating margin %	24.0%	15.8%		18.7%
Depreciation and amortization				9,786
Adjusted EBITDA	55,620	20,474	(7,441)	68,653
Adjusted EBITDA %	27.2%	18.6%		21.8%
The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, acquisition related costs, including acquisition related amortization, and COVID-19 related costs. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.
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	Americas	International	Corporate	Consolidated
Six Months Ended June 30, 2021
Sales to external customers	$426,046	$223,671	$—	$649,717
Operating income				79,088
Operating margin %				12.2%
Restructuring charges				8,385
Currency exchange gains, net				(459)
Product liability expense				14,547
Acquisition related costs				4,541
Adjusted operating income (loss)	94,390	29,194	(17,482)	106,102
Adjusted operating margin %	22.2%	13.1%		16.3%
Depreciation and amortization				22,088
Adjusted EBITDA	109,322	36,147	(17,279)	128,190
Adjusted EBITDA %	25.7%	16.2%		19.7%

Six Months Ended June 30, 2020
Sales to external customers	$435,484	$220,099	$—	$655,583
Operating income				107,076
Operating margin %				16.3%
Restructuring charges				10,872
Currency exchange losses, net				1,063
Product liability expense				2,802
Acquisition related costs				161
COVID-19 related costs				757
Adjusted operating income (loss)	108,811	30,073	(16,153)	122,731
Adjusted operating margin %	25.0%	13.7%		18.7%
Depreciation and amortization				19,428
Adjusted EBITDA	121,878	36,239	(15,958)	142,159
Adjusted EBITDA %	28.0%	16.5%		21.7%

The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, acquisition related costs, including acquisition related amortization, and COVID-19 related costs. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.
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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended June 30, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	1%	32%	25%	37%	(1)%	42%	15%	(26)%	9%
Plus: Currency translation effects	(3)%	(4)%	(5)%	(5)%	(3)%	(8)%	(3)%	(4)%	(4)%
Constant currency sales change	(2)%	28%	20%	32%	(4)%	34%	12%	(30)%	5%

	Six Months Ended June 30, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(4)%	20%	7%	10%	(8)%	16%	4%	(26)%	(1)%
Plus: Currency translation effects	(2)%	(3)%	(1)%	(3)%	(2)%	(5)%	(3)%	(3)%	(3)%
Constant currency sales change	(6)%	17%	6%	7%	(10)%	11%	1%	(29)%	(4)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.
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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended June 30, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	2%	8%	41%	48%	1%	55%	16%	(39)%	7%
Plus: Currency translation effects	—%	—%	(3)%	(2)%	(1)%	(3)%	(1)%	(1)%	(1)%
Constant currency sales change	2%	8%	38%	46%	—%	52%	15%	(40)%	6%

	Six Months Ended June 30, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(3)%	4%	12%	14%	(6)%	15%	3%	(33)%	(2)%
Plus: Currency translation effects	—%	—%	1%	—%	—%	(1)%	—%	—%	—%
Constant currency sales change	(3)%	4%	13%	14%	(6)%	14%	3%	(33)%	(2)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended June 30, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(1)%	153%	(8)%	20%	(2)%	28%	14%	—%	12%
Plus: Currency translation effects	(8)%	(24)%	(7)%	(9)%	(7)%	(13)%	(9)%	(9)%	(9)%
Constant currency sales change	(9)%	129%	(15)%	11%	(9)%	15%	5%	(9)%	3%

	Six Months Ended June 30, 2021
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(5)%	98%	(5)%	2%	(10)%	18%	5%	(14)%	2%
Plus: Currency translation effects	(8)%	(19)%	(8)%	(7)%	(5)%	(11)%	(8)%	(7)%	(8)%
Constant currency sales change	(13)%	79%	(13)%	(5)%	(15)%	7%	(3)%	(21)%	(6)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended June 30, 2021
	Consolidated	Americas	International
Fall Protection	34%	52%	15%
Portable Gas Detection	32%	46%	11%
Firefighter Helmets and Protective Apparel	28%	8%	129%
Industrial Head Protection	20%	38%	(15)%
Breathing Apparatus	(2)%	2%	(9)%
Fixed Gas and Flame Detection	(4)%	—%	(9)%
Core Sales	12%	15%	5%

Non-Core Sales	(30)%	(40)%	(9)%

Net Sales	5%	6%	3%

	Six Months Ended June 30, 2021
	Consolidated	Americas	International
Firefighter Helmets and Protective Apparel	17%	4%	79%
Fall Protection	11%	14%	7%
Portable Gas Detection	7%	14%	(5)%
Industrial Head Protection	6%	13%	(13)%
Breathing Apparatus	(6)%	(3)%	(13)%
Fixed Gas and Flame Detection	(10)%	(6)%	(15)%
Core Sales	1%	3%	(3)%

Non-Core Sales	(29)%	(33)%	(21)%

Net Sales	(4)%	(2)%	(6)%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change

Net income attributable to MSA Safety Incorporated	$25,125	$36,066	(30)%	$61,539	$79,741	(23)%
Tax benefit associated with ASU 2016-09: Improvements to employee share-based payment accounting	(545)	(348)		(2,079)	(1,619)
Subtotal	24,580	35,718	(31)%	59,460	78,122	(24)%

Product liability expense	11,751	851		14,547	2,802
Acquisition related costs	3,168	64		4,541	161
Restructuring charges	7,078	8,865		8,385	10,872
Asset related losses, net	29	5		48	127
COVID-19 related costs	—	—		—	757
Currency exchange losses (gains), net	1,640	793		(459)	1,063
Income tax expense on adjustments	(6,484)	(2,613)		(7,320)	(3,914)
Adjusted earnings	$41,762	$43,683	(4)%	$79,202	$89,990	(12)%

Adjusted earnings per diluted share	$1.06	$1.11	(5)%	$2.01	$2.29	(12)%

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2020 revenues of $1.35 billion, MSA employs approximately 5,200 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 19, 2021. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward-looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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